SECURED GUARANTY

This SECURED GUARANTY (this “Guaranty”), dated as of June 15, 2007, is made by Tribeworks, Inc., a Delaware corporation (the “Parent”), and each of the subsidiaries of Parent listed on Exhibit A attached hereto and incorporated herein (each a “Guarantor” and together with the Parent, the “Guarantors”).

WHEREAS, West Coast Opportunity Fund, LLC, a Delaware limited liability company (the “Secured Party”), has or will make certain financial accommodations for the benefit of the Atlas Technology Group (US), Inc., a Delaware corporation (the “Company”), evidenced by the Promissory Notes (as such term is defined in the Securities Purchase Agreement described below) as required by that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Secured Party (the “Securities Purchase Agreement”);

WHEREAS, it is a condition to the willingness of the Secured Party to make certain financial accommodations for the benefit of the Company as contemplated under the Securities Purchase Agreement that each Guarantor enters into this Guaranty for the benefit of the Secured Party; and

WHEREAS, the Guarantors are affiliates of the Company, each Guarantor will receive either a direct or indirect benefit from the credit provided to the Company under the Promissory Notes, the Security Agreement, dated as of the date hereof, made by the Company and the Guarantors for the benefit of the Secured Party (the “Security Agreement”), and the other documents executed pursuant to Section 3(h) of the Security Agreement (together with the Promissory Notes and the Security Agreement, the “Transaction Documents”), and have agreed to guarantee the obligations of the Company under the Transaction Documents;

NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

Section 1. Guaranty.

(a) Each Guarantor, jointly and severally, as primary obligor and not merely as surety, hereby absolutely, unconditionally and irrevocably guarantees: (i) the performance of all obligations of the Company under the Transaction Documents, including without limitation the due and punctual payment in full (and not merely the collectibility) of all obligations under the Promissory Notes, including all principal thereof and all interest payable thereon, at the interest rate provided therein, in each case regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of the Company or any Guarantor (a “Reorganization”), in each case when due and payable, according to the terms of the Promissory Notes and the other Transaction Documents, whether at stated maturity, by reason of acceleration or otherwise; (ii) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable by the Company in accordance with, or under the terms of, the Promissory Notes or the other Transaction Documents, whether at stated maturity, by reason of acceleration or otherwise; and (iii) the due and punctual payment in full (and not merely the collectibility), performance and/or observance of all other indebtedness, liabilities, obligations, terms, covenants and conditions contained in the Transaction Documents, whether now or hereafter existing, on the part of the Company to be paid, performed or observed (all of the foregoing being hereinafter together called the “Guaranteed Obligations”).

(b) Notwithstanding any provision contained in this Guaranty or any other Guaranty Document (as defined in Section 2 below) to the contrary, it is the intention and guaranty of each Guarantor and the Company that the obligations of the each Guarantor under this Guaranty shall be valid and enforceable against every Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor in favor of the Secured Party shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of each Guarantor and the Secured Party that any balance of the obligation created by such provision and all other obligations of each Guarantor to the Secured Party created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if any sums which the Secured Party may be otherwise entitled to collect from any Guarantor under this Guaranty shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantor and the Secured Party that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Secured Party from such Guarantor and such excess sums shall nevertheless survive as a subordinate obligation of such Guarantor, junior in right to the claims of general unsecured creditors, but prior to the claims of equity holders in any Guarantor. This provision shall control every other provision of the Guaranty Documents.

Section 2. Security. This Guaranty (as the same may be amended, modified, supplemented, replaced or extended from time to time) and all obligations, indebtedness or liabilities of each Guarantor arising hereunder, as well as the obligations under the other Transaction Documents, shall be secured by the Security Agreement (the Security Agreement, together with this Guaranty and any and all other agreements now or hereafter securing this Guaranty, being collectively referred to herein as the “Guaranty Documents”) and the other Guaranty Documents.

Section 3. Subsequent Changes. Each Guarantor expressly agrees that the Secured Party may, in its sole and absolute discretion, without notice to or further assent of any Guarantor and without in any way releasing, affecting or impairing the Guaranteed Obligations and liabilities of any Guarantor hereunder: (a) waive compliance with, or any default under, or grant any other indulgences with respect to, the Guaranteed Obligations; (b) modify, amend or change any provisions of the Guaranteed Obligations; (c) grant extensions or renewals of or with respect to the Guaranteed Obligations, and/or effect any release, compromise or settlement in connection therewith; (d) agree to the substitution, exchange, release or other disposition of any Guarantor or of all or any part of the collateral securing the Guaranteed Obligations; (e) make advances for the purpose of performing any term or covenant contained in the Guaranty Documents or any other Transaction Documents evidencing the Guaranteed Obligations, with respect to which the Company shall be in default; (f) deal in all respects with the Company and any Guarantor, the Guaranteed Obligations or any collateral securing the Guaranteed Obligations as if this Guaranty were not in effect; (h) extend credit to the Company or any Guarantor whether or not (1) notice of election to terminate any of the Transaction Documents or any other agreement among the Secured Party and the Company or the Guarantor has been given by the Secured Party, or by the Company or any Guarantor, or (2) any Event of Default, or any event that with notice or lapse of time, or both, would constitute an Event of Default, has occurred under the Promissory Notes or any other agreement among the Secured Party and the Company or any Guarantor; (g) replace any existing obligations and the documentation therefore with an amended and restated obligation and the documentation therefor; and (h) settle or compromise any or all of the Guaranteed Obligations with the Company or any Guarantor, and/or any other person or persons liable therein, and/or subordinate the payment of same or any part hereof to the payment of any other debts or claims which may at any time be due or owing to the Secured Party and/or other person.

Section 4. Direct and Absolute Obligation. The liability of each Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by the Secured Party of any remedies it may have against the Company or any Guarantor or any other party with respect to the Guaranteed Obligations, whether pursuant to the terms of the Promissory Notes or otherwise. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the genuineness, validity, regularity, enforceability or priority of the Promissory Notes or the Transaction Documents, the Guaranteed Obligations or any other circumstances that might otherwise constitute a legal or equitable discharge of a surety or guarantor and without regard to any counterclaim, setoff, declaration or defense of any kind which any party obligated under the Promissory Notes or any other document evidencing or securing any of the Guaranteed Obligations may have or assert. No exercise or nonexercise by the Secured Party of any right given to it hereunder or under the Promissory Notes, and no change, impairment or suspension of any right or remedy of the Secured Party, shall in any way affect any Guarantor’s obligations hereunder or give any Guarantor any recourse against the Secured Party. Without limiting the generality of the foregoing, the Secured Party shall not be required to make any demand on the Company, its Affiliates and/or any other party, or otherwise pursue or exhaust its remedies against the Company or any other party, before, simultaneously with or after, enforcing its rights and remedies hereunder against any Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against any Guarantor, either in the same action, if any, brought against the Company and/or any other party, or in separate actions, as often as the Secured Party, in its sole discretion, may deem advisable.

Section 5. Waivers.

(a) Each Guarantor hereby expressly waives: (i) diligence, presentment and demand for payment and protest of nonpayment; (ii) notice of acceptance of this Guaranty and of presentment, demand, dishonor and protest; (iii) notice of any default hereunder or under the Promissory Notes or any other Guaranteed Obligations and of all indulgences; (iv) all other notices and demands otherwise required by law that any Guarantor may lawfully waive; (v) the right to assert in any action or proceeding hereupon any setoff, counterclaim or other claim which it may have against the Secured Party; and (vi) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof. As further consideration for the purchase of the Promissory Notes by the Secured Party from the Company and as a material inducement to the Secured Party to purchase the Promissory Notes and accept this Guaranty, each Guarantor hereby irrevocably postpones, until satisfaction in full of the Guaranteed Obligations, all claims, whether based in equity or law, whether by contract, statute or otherwise, that such Guarantor might now or hereafter have against the Company or any other person that is primarily or contingently liable on the Guaranteed Obligations guarantied hereby or that arise from the existence or performance of such Guarantor’s obligations under this Guaranty, including, but not limited to, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of the Company or any of its Subsidiaries against the Secured Party or any collateral security that the Secured Party now has or hereafter acquires.

(b) Each Guarantor is presently informed of the financial condition of the Company and of all of the circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby covenants and agrees that such Guarantor will continue to keep itself informed of the Company’s financial condition, the status of other guarantors, sureties, or other parties liable with respect to the Guaranteed Obligations, if any, and of all of the circumstances which bear upon the risk of nonpayment. Absent a written request for such information by any Guarantor to the Secured Party, each Guarantor hereby waives its right if any, to require the Secured Party to disclose to each Guarantor any information which the Secured Party may now or hereafter acquire concerning such condition or circumstances, including, without limitation, the release of or revocation by any other guarantor or other party liable with respect to the Guaranteed Obligations.

Section 6. Unenforceability of Obligations against the Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Company by reason of its insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Promissory Notes, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by the Guarantors.

Section 7. Representations and Warranties. Each Guarantor, as to itself, hereby represents and warrants to the Secured Party that:

(a) such Guarantor (i) is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified to transact business in each jurisdiction where because of the nature of its business or property such qualification is required, (ii) has full power and authority to own its properties and assets and to carry on its business as now being conducted and as presently contemplated, and (iii) has full power and authority to execute and deliver, and perform its obligations under, the Guaranty Documents to which it is a party or signatory.

(b) the execution and delivery of, and performance by such Guarantor of its obligations under, the Guaranty Documents are within its corporate or other power, as applicable, have been duly authorized by all requisite action and do not and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, the constitution, corporate charter or by-laws of such Guarantor or any indenture, agreement or other instrument to which such Guarantor is a party, or by which such Guarantor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such Guarantor pursuant to, any such indenture, agreement or instrument, except where such violation, conflict or default would not have a material adverse effect on the properties, assets or condition (financial or otherwise) of such Guarantor or any rights of the Secured Party under any of the Guaranty Documents to which it is a party (hereinafter, a “Material Adverse Effect”). Each of the Guaranty Documents to which the Guarantor is a party, including without limitation the Security Agreement, constitutes the valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

(c) Except for filings to be made in connection with the Security Agreement (including, but not limited to, UCC-1 Financing Statements) and any other collateral document that requires the recordation or filing with any governmental authority, such Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person, in connection with or as a condition to the execution, delivery or performance of any of the Guaranty Documents to which it is a party.

(d) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, now pending or, to the knowledge of such Guarantor, threatened (nor is any basis therefor known to such Guarantor), (i) which questions the validity of any of the Guaranty Documents, or any action taken or to be taken pursuant hereto or thereto, or (ii) against or affecting such Guarantor which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

(e) Such Guarantor is not a party to any agreement or instrument or subject to any corporate, partnership or other restriction which by its terms could have a Material Adverse Effect as a result of such Guarantor entering into this Guaranty or performing hereunder.

(f) Such Guarantor is not in violation of any provision of its constitution, corporate charter or by-laws or any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of such Guarantor’s knowledge and belief, of any provision of law or any order, judgment or decree of any court or other Governmental Authority except to the extent such violation would not be material.

Section 8. Affirmative Covenant. Each Guarantor hereby covenants and agrees that, until payment in full of the Guaranteed Obligations and termination of all commitments with respect thereto, such Guarantor shall comply or cause another entity to comply with all of the covenants and other provisions of the Promissory Notes which apply to it (if any) or such controlled party (if any).

Section 11. Events of Default. In each case of the occurrence of an “Event of Default”, as such term (or any similar term) is defined in the Promissory Notes (hereinafter referred to as an “Event of Default”), then and upon any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Secured Party (or automatically in the case of certain Events of Default as specified in the Promissory Notes), the Guaranteed Obligations and any and all other obligations of the Company and each Guarantor and any of them to the Secured Party shall for the purposes of this Guaranty immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such Guaranteed Obligations to the contrary notwithstanding.

Section 12. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated pursuant to the Security Agreement or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

Section 13. Place and Denomination of Payment. All Guaranteed Obligations paid by any Guarantor hereunder shall be paid in U.S. Dollars in immediately available funds to the Secured Party at their offices at the address provided for above unless some other address is hereafter designated by the Secured Party.

Section 14. Subordination, Assignment and Transfer. Until the payment and performance in full of all Guaranteed Obligations, no Guarantor shall accept or retain any distribution or other payment from the Company unless the same is not restricted under the terms of the Promissory Notes. Each Guarantor hereby irrevocably appoints the Secured Party, as defined in the Security Agreement and as may be replaced from time to time, as such Guarantor’s attorney-in-fact in its name to demand and enforce payment of such Guarantor’s obligations and indebtedness hereunder, to prove all claims, receive all dividends and take all other action on said obligations and indebtedness in any liquidation or any proceedings whatsoever affecting the Company or their property under any bankruptcy or other laws now or hereafter in effect for the relief of debtors.

Section 15. Termination of Guaranty. This Guaranty is a continuing Guaranty and shall remain in full force and effect until the indefeasible payment in full in cash (or other property acceptable to the Secured Party, in their sole discretion) of the Guaranteed Obligations.

Section 16. Company’s Insolvency. The obligations of each Guarantor to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Company, any of its Subsidiaries or any of its respective estates, in bankruptcy or reorganization resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court. Each Guarantor agrees that in the event any amounts referred to herein are paid in whole or in part by the Company, any of its Subsidiaries or any Guarantor, such Guarantor’s liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered from the Secured Party as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Each Guarantor further agrees that this Guaranty includes the costs incurred by the Secured Party in defending any claim or suit seeking such recovery.

Section 17. Nonwaiver of Rights. All rights and remedies afforded to the Secured Party by reason of this Guaranty and the Promissory Notes or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by the Secured Party in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by the Secured Party unless in writing and duly executed. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of the Secured Party, and no single or partial exercise of any right or remedy hereunder shall preclude further exercise of any other right or remedy.

Section 18. CONSENT TO JURISDICTION. EACH GUARANTOR, TO THE EXTENT THAT SUCH GUARANTOR MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH GUARANTOR’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS GUARANTY AND THE GUARANTY DOCUMENTS, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH GUARANTOR MAY HAVE AS TO VENUE INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EACH GUARANTOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GUARANTOR IN CARE OF THE COMPANY AT THE ADDRESS PROVIDED IN THE PROMISSORY NOTES. TO THE EXTENT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

Section 19. Governing Law. This Guaranty shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and performed in said state. It is intended that this Guaranty shall take effect as a sealed instrument.

Section 20. Successors. This Guaranty shall inure to the benefit of, and be enforceable by, the Secured Party and its successors and assigns, and shall be binding upon, and enforceable against, each Guarantor and its successors and assigns.

Section 21. Severability. In case this Guaranty or any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been included.

Section 22. Section Headings. The section headings in this Guaranty are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

Section 23. Counterparts. This Guaranty may be executed by the parities hereto in several counterparts hereof and by different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Guaranty by facsimile transmission or electronic mail shall be effective as an in-hand delivery of an original executed counterpart thereof.

Section 24. Inconsistencies. Any inconsistencies between the provisions of this Guaranty and the Promissory Notes shall be governed by a reference to the provisions of the Promissory Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed under seal as of the day and year first above written.

GUARANTORS:

TRIBEWORKS, INC.

By:
Name:	Peter B. Jacobson
Title:	Chief Executive Officer

TAKECAREOFIT LIMITED

By:
Name:	B.S.P. Marra
Title:

ATLAS TECHNOLOGY GROUP (NZ) LIMITED

By:
Name:
Title:

ATLAS TECHNOLOGY GROUP CONSULTING INC.

By:
Name:	Michael T. Murphy
Title:	President

BLIVE NETWORKS INC.

By:
Name:
Title:

[Secured Guaranty Signature Page- Guarantors]

ATLAS TECHNOLOGY GROUP HOLDINGSLIMITED

By:
Name:	B.S.P. Marra
Title:

[Secured Guaranty Signature Page- Guarantors]

IN WITNESS WHEREOF, the undersigned has duly executed the agreement as of the day and year first above written.

SECURED PARTY:

WEST COAST OPPORTUNITY FUND, LLC

By:
Name:	Atticus Lowe
Title:	Chief Investment Officer

[Secured Guaranty Signature Page- Secured Party]

EXHIBIT A

GUARANTORS

1.	Atlas Technology Group Holdings Limited
2.	TakeCareofIT Limited
3.	Atlas Technology Group (NZ) Limited
4.	Tribeworks, Inc.
5.	Atlas Technology Group Consulting Inc.
6.	BLive Networks Inc.